UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): 05/05/2015

INFORMATION ANALYSIS INCORPORATED
(Exact name of registrant as specified in its charter)

Commission File Number: 000-22405

VA	54-1167364
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

11240 Waples Mill Rd, Ste 201, Fairfax, VA 22030
(Address of principal executive offices, including zip code)

703-383-3000
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.07    Submission of Matters to a Vote of Security Holders.

a.	Information Analysis Incorporated (the "Company") held its Annual Meeting of Shareholders on May 5, 2015.

b.
Charles A. May, Jr., William H. Pickle, Sandor Rosenberg, Bonnie K. Wachtel, and James D. Wester were reelected as directors at the Annual Meeting, to hold office until the 2016 annual meeting of stockholders and until their respective successors are duly elected and qualified.

Proposal 1 - The following votes were taken at the Annual Meeting of Shareholders in connection with the election of directors to serve until the next Annual Meeting of Shareholders and until their successors are elected and qualified:

Director Nominees	Votes For	Votes Withheld
Charles A. May, Jr.	7,327,019	37,856
William H. Pickle	7,336,019	28,856
Sandor Rosenberg	7,345,875	19,000
Bonnie K. Wachtel	7,327,019	37,856
James D. Wester	7,345,875	19,000

Proposal 2 – The Company’s executive compensation for Named Executive Officers was approved on an advisory vote.  The following votes were taken in connection with the proposal:

Proposal	Votes For	Votes Against	Abstentions
Advisory vote to approve the Company’s executive compensation for Named Executive Officers	7,183,129	177,856	3,890

Proposal 3 – The frequency for holding an advisory vote on the Company’s executive compensation for Named Executive Officers was approved as 1 Year by advisory vote.  The following votes were taken in connection with the proposal:

Proposal	1 Year	2 Years	3 Years	Abstentions
Advisory vote to approve the frequency for holding an advisory vote on the Company’s executive compensation for Named Executive Officers	6,734,485	120	619,670	10,600

Proposal 4 - The proposal to ratify the Audit Committee's appointment of CohnReznick LLP as the Company's independent registered public accountants for the 2015 fiscal year was approved. The following votes were taken in connection with the proposal:

Proposal	Votes For	Votes Against	Abstentions	Broker Non-Votes
Ratification of the Audit Committee's appointment of CohnReznick LLP as independent registered public accountants for the 2015 fiscal year	7,355,875	-	9,000	-

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INFORMATION ANALYSIS INCORPORATED

Date: May 7, 2015	By:	/s/ Matthew T. Sands
Matthew T. Sands
Controller